EXHIBIT 23.5

                                                                    EXHIBIT 23.5


                  CONSENT OF McDONALD & COMPANY SECURITIES, INC


We consent to the inclusion in this Registration Statement on Form S-4 and the Proxy Statement/Prospectus of CS Financial Corporation which is a part of this Registration Statement of our opinion and to the summarization of our opinion in the Registration Statement and the Proxy Statement/Prospectus under the caption "Opinion of the CSFC's Financial Advisor." Further, we consent to all references to our firm in the Registration Statement and the Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


/s/ McDONALD & COMPANY SECURITIES, INC.


Cleveland, Ohio
July 27, 1998